Ontario Corporation Number
                                              Numero de la compagnie en  Ontario

                                                               268581
                                            ------------------------------------

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                                            Articles of Amendment
                                            Statuts De Mondification
   Form 3
  Business
Corporation
    Act         1.  The present name of            Denomination sociale actuelle
                    the corporation is             de la compagnie:

                     KAMLO   GOLD   MINES   LIMITED
  Formule
  Numero 3
Loi de 1982     2. The name of the corporation     Nouvelle denomination sociale
  sur les          is changed to (if applicable):  de la compagnie (s'il y a
  companie                                         lieu):

                     NRT  RESEARCH  TECHNOLOGIES,  INC.

                3. Date of incorporation           Date de la constitution ou de
                   /amaigamation                   la fusion:
                                     April 9, 1973
               -----------------------------------------------------------------
                                   (Day, Month, Year)
                                   (jout, mois, annee)

                 4. The  articles  of  the         Les status de la compagnie
                    corporation are amended        sont modifies de la facon
                    as follows:                    suivante:

                      BE IT RESOLVED as a Special Resolution that the Articles of the Corporation are hereby amended as follows:

                      (a) (i) The minimum number of Directors shall be three and the maximum number of Directors shall be eleven; and

                          (ii) The Directors be and they are hereby authorized
                      to determine the number of Directors within the range aforesaid by Resolution.

                      (b) The authorized capital of the Corporation be increased so that the Corporation be authorized to issue an unlimited number of common shares without nominal or par value.

                      (c) The issued and outstanding common shares without par value in the capital of the Corporation be consolidated on the basis of one share for each four issued and outstanding common shares.

                      (d) The objects of the Corporation be deleted therefrom and there be substituted therefore a provision that there shall be no restriction on the business which the Corporation may carry on, or on the powers which the Corporation shall be entitled to exercise.


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                   4. Articles of the Corporation are amended as follows
                   (Contd.):

                   (e) The name of the Corporation be changed to NRT RESEARCH TECHNOLOGIES INC.




                 5.  The amendment has been        La modification a ete oument
                     duly authorized as            autorisee conformement a l
                     required by Sections 167      article 167 et. S il y a
                     and 169 (as applicable)       lieu, a l article 169 de la
                     of the Business Corporations   Loi sur les compagnies.
                     Act.

                 6.  The resolution authorizing     Les actionnaires ou les
                     the amendment was              administrateurs (le
                     approved by the shareholders   resolution autorisant la
                     /directors (as applicable)     modification
                     of the corporation on

                                       25 October, 1985
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                                       (Day, Month, Year)
                                       (jout, mois, annee)

These articles are signed in duplicate.         Les presents statuts sont signes
                                                en double exemplaire.

                                                KAMLO GOLD MINES LIMITED
                                                -------------------------------
                                              (Name of Corporation)
                                          (Demomination sociale de la compagnie)

                                          By/Par:  /s/
                                                 -------------------------------
                                                 (Signature)
                                                 (Description of Officer)


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